SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Crescent Capital BDC, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

Crescent Capital BDC, Inc.

Important Information for Stockholders

The following updates and supplements certain information contained in the definitive proxy statement (the “Proxy Statement”) furnished to the stockholders of Crescent Capital BDC, Inc. (the “Corporation”) in connection with the solicitation by the Board of Directors of the Corporation of proxies to be voted at the annual meeting of stockholders of the Corporation to be held on May 16, 2025, and any adjournment, postponement or delay thereof (the “Annual Meeting”).

The following chart restates certain information with respect to the Corporation set forth under the heading “Proposal 2: Ratification of the Selection of Independent Registered Public Accounting Firm—Information about the Independent Registered Public Accounting Firm” in the Proxy Statement. Certain fees were inadvertently excluded from the chart in the Proxy Statement.

	For the years ended December 31,
	2024	2023
Audit Fees	$771,150	$780,000
Audit-Related Fees	20,000	—
Aggregate Non-Audit Fees:
Tax Fees	—	—
All Other Fees	50,000	50,000
Total Aggregate Non-Audit Fees	$50,000	$50,000

Total Fees	$841,150	$830,000

THE BOARD, INCLUDING EACH OF THE INDEPENDENT DIRECTORS, UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE CORPORATION’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

It is important that your shares be represented at the Annual Meeting in person or by proxy. Whether or not you plan to attend the Annual Meeting, we urge you to complete, sign, date, and return the enclosed proxy card in the postage-paid envelope provided or vote via telephone or the Internet pursuant to the instructions on the enclosed proxy card so you will be represented at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, you will be able to do so and your vote at the Annual Meeting will revoke any proxy you may have submitted. Merely attending the Annual Meeting, however, will not revoke any previously submitted proxy.